Contact:  Robert F. Baker
          212-783-6299

For immediate release:


SALOMON INC REPORTS QUARTERLY NET INCOME OF $81 MILLION


New York, April 25, 1995 - Salomon Inc today announced net income of $81 million for the 1995 first quarter compared with net income of $66 million for the first quarter of 1994. Fully diluted earnings per share were $0.59 and fully diluted return on common equity was 7.1% compared with $0.48 and 5.0% for the comparable 1994 quarter.

Salomon Brothers, the Company's global investment banking and securities business, earned $60 million before taxes in the 1995 first quarter. Strong results for the
Proprietary Trading Businesses, which recorded pretax earnings of $239 million, were offset by weakness in the Client-Driven Business, which recorded a pretax loss of $179 million. Salomon Brothers earned $39 million before taxes in the first quarter of 1994.

First quarter results for Salomon Brothers' Client-Driven Business reflect depressed volume levels for customer activity, both capital raising and secondary market trading. In addition, first quarter investment banking revenues were adversely impacted by nearly
$70 million of pretax losses on Latin American securities positions that arose in connection with underwriting activities. First quarter Client-Driven Business results also included a $12 million loss (including severance costs) from the Private Investment
Department, which was closed in the first quarter.

Phibro Division had good results from its commodities trading activities with pretax earnings for the quarter of $123 million. In the comparable
1994 quarter, Phibro Division
earned $50 million before taxes.  Results for Phibro
Division are likely to show significant
quarter-to-quarter volatility.

Phibro USA, the Company's oil refining and marketing business, recorded the worst quarterly operating result in its ten-year history with a pretax loss of $51 million compared with pretax earnings of $27 million in the first quarter of 1994. Results were adversely affected by weak refining margins which were impacted by unseasonably warm weather in the northeastern United States and an oversupply of gasoline inventories which resulted from implementation of the reformulated gasoline program. In addition,
Phibro USA's Houston refinery underwent a five week shutdown for turnaround maintenance during the first quarter.

Total assets were $165 billion at March 31, 1995 and average assets for the quarter were $172 billion. Book value per common share was $33.22 at the end of the first quarter, up from $32.65 at year end 1994. Treasury share repurchases were negligible during the first quarter; shares authorized for future repurchase remained at 9.8 million at March 31, 1995.

Selected financial information and the unaudited consolidated statement of income follow:

                   SALOMON INC AND SUBSIDIARIES
              Selected Financial Information (unaudited)
            (Dollars in millions, except per share data)

                                          Quarter ended
                                            March 31,
                                          1995     1994
SUMMARY OF OPERATING RESULTS BY
 SEGMENT:
 Income before taxes:
  Salomon Brothers' business unit
   contributions:
   Client-Driven Business               $ (179)  $ (173)
   Proprietary Trading Businesses          239      212
                                         ------   ------
    Total Salomon Brothers                  60       39
  Phibro Division                          123       50
  Phibro USA                               (51)      27
  Corporate and Other                        2       (4)
                                         ------   ------
  Income before taxes                   $  134   $  112
                                         ======   ======

Salomon Brothers' revenues, net of
 interest expense:
 Client-Driven Business:
  Global investment banking             $   22*  $  170
  Fixed income secondary markets           135      198
  Equity secondary markets                  55      (16)
  Foreign exchange                          (2)    (111)
  Private Investment Department              6        5
  Asset Management                           9        9
                                         ------   ------
   Total Client-Driven Business            225      255
 Proprietary Trading Businesses            362      341
                                         ------   ------
   Total Salomon Brothers' revenues,
    net of interest expense             $  587   $  596
                                         ======   ======

RETURN ON AVERAGE COMMON STOCKHOLDERS'
 EQUITY:
 Primary                                   7.1%     5.0%
 Fully diluted**                           7.1%     5.0%
                                         ======   ======

PER COMMON SHARE:
 Cash dividends                        $  0.16  $  0.16
 High market price                      40 1/8   52 3/4
 Low market price                       32 1/4   44 3/4
 Ending market price                    33 7/8   48 1/2
 Book value at quarter-end               33.22    37.87
                                        ======   ======

AT QUARTER-END (in billions):
 Total assets                           $  165   $  173
 Average assets for the quarter            172      184
 Common equity                             3.6      4.1
 Convertible preferred equity              0.7      0.7
 Perpetual preferred equity                0.3      0.3
                                        ======   ======

* Includes nearly $70 million of pretax losses on Latin
American securities positions that arose in connection with underwriting activities.

** Assumes conversion of convertible notes and redeemable preferred stock, unless such assumptions result in a higher return on equity than determined under the primary method.


            SALOMON INC AND SUBSIDIARIES
       Consolidated  Statement of Income (unaudited)
  (Dollars in millions, except per share data)

                                          Quarter ended
                                             March 31,
                                           1995     1994
Revenues, net of interest expense:
 Interest and dividend income,
    net of interest expense                $283     $342
 Principal transactions                     370       53
 Investment banking                          22*     170
 Commissions                                 89       90
 Other                                      (21)      56
                                          ------   ------
Revenues, net of interest expense           743      711
                                          ------   ------
Noninterest expenses:
 Compensation and employee-related          431      417
 Technology                                  64       60
 Professional services and business
    development                              45       34
 Occupancy                                   41       38
 Clearing and exchange fees                  16       20
 Other                                       12       30
                                          ------   ------
  Total noninterest expenses                609      599
                                          ------   ------

Income before taxes                         134      112
Income taxes                                 53       46
                                          ------   ------
Net income                               $   81    $  66
                                          ======   ======

EARNINGS PER SHARE:
Primary                                  $ 0.59    $0.48
Fully diluted**                            0.59     0.48
                                         ======   ======

WEIGHTED AVERAGE SHARES OF
 COMMON STOCK OUTSTANDING
 (in thousands):
For primary earnings per share          106,300  110,600
For fully diluted earnings per share    106,700  111,100
                                        =======  =======

* Includes nearly $70 million of pretax losses on Latin
American securities positions that arose in connection with underwriting activities.

** Assumes conversion of convertible notes and redeemable preferred stock, unless such assumptions result in higher earnings per share than determined under the primary method.
